Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conference

Chicago, IL (May 19, 2017)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conference:

Jefferies 2017 Global Automotive Aftermarket Investor Conference InterContinental New York Barclay, New York	May 24, 2017

Materials used during the presentations will be posted to the Company's website: www.lkqcorp.com on the day of the conferences.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com